Exhibit (3.2)


                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             THE MARCUS CORPORATION


             Pursuant to Section 180.1007 of the Wisconsin Business Corporation Law, these Restated Articles of Incorporation shall supersede and take the place of the Corporation's heretofore existing Articles of Incorporation and all amendments thereto.

                                    ARTICLE 1

                                      Name

             The name of the Corporation is The Marcus Corporation.

                                    ARTICLE 2

                                 Authorized Shares

             The total number of shares of all classes of capital stock which the Corporation shall be authorized to issue is eighty-four million (84,000,000) shares, consisting of (i) fifty million (50,000,000) shares of a class designated "Common Stock", with a par value of one dollar ($1) per share; thirty-three million (33,000,000) shares of a class designated "Class B Common Stock", with a par value of one dollar ($1) per share; and one million (1,000,000) shares of a class designated "Preferred Stock", with a par value of one dollar ($1) per share.

             Any and all such shares of Common Stock, Class B Common Stock and Preferred Stock may be issued for such consideration as shall be fixed from time to time by the Board of Directors. Any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, except with respect to wage claims of employees as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law ("WBCL"), and the holders of such shares shall not be liable for any further payments except as otherwise provided by applicable Wisconsin law. The preferences, limitations and relative rights of each class shall be as follows:

        (A)  POWERS, PREFERENCES AND LIMITATIONS OF THE PREFERRED STOCK.

             (1)  Series of Preferred Stock.

             The Board of Directors shall have authority, by resolution or resolutions, to divide the Preferred Stock into series, and to determine and fix the relative powers, preferences and rights, and the qualifications, limitations and restrictions thereof, in respect of the shares of any series so established prior to the issuance thereof, but only with respect to:

             (a) The rate of dividend, whether or not such dividend shall be cumulative and, if cumulative, the date from which such dividend shall be cumulative;

             (b) The price at and the terms and conditions on which shares may be redeemed;

             (c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

             (d) Sinking fund provisions for the redemption or purchase of shares;

             (e) The terms and conditions on which shares may be converted into shares of Common Stock, if the shares of any series are issued with the privilege of conversion; and

             (f) Whether or not shares shall have voting powers, and the terms and conditions upon which any voting powers may be exercised.

             Except as to the matters expressly set forth above in this Paragraph (1), all series of the Preferred Stock of the Corporation, whenever designated and issued, shall have the same preferences, limitations and relative rights and shall rank equally, share ratably and be identical in all respects as to all matters.

             All shares of any one series of Preferred Stock hereinabove authorized shall be alike in every particular, and each series thereof shall be distinctly designated by letter or descriptive words or figures.

             (2)  Dividends.

             Before any dividends shall be paid or set apart for payment upon the Common Stock or the Class B Common Stock, the holders of Preferred Stock shall be entitled to receive dividends at the rate per annum specified as to each series pursuant to Paragraph (1), payable quarter-annually when and as declared by the Board of Directors. Such dividends shall accrue on each share of Preferred Stock from the date of issuance, or from such other date as may be fixed by the Board of Directors pursuant to Paragraph (1).

             Any dividend paid upon the Preferred Stock entitled to cumulative dividends at a time when any accrued dividends for any prior period are delinquent, shall be expressly declared as a dividend in whole or partial payment of the accrued dividend for the earliest period for which dividends are then delinquent, and shall be so designated to each shareholder to whom payment is made.

             All shares of Preferred Stock whether cumulative or non-cumulative (but only after all dividend arrearages for all prior periods on cumulative shares have been paid or set aide for payment) shall rank equally and shall share ratably, in proportion to the rate of dividend fixed hereunder in respect to each such share, in all dividends paid or set aside for payment for any dividend period or part upon any such shares.

             (3)  Liquidation, Dissolution or Winding Up.

             In case of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive out of the assets of the Corporation in money or money's worth the amount specified pursuant to Paragraph (1) with respect to that series of Preferred Stock, together with all accrued but unpaid dividends thereon with respect to Preferred Stock entitled to cumulative dividends (whether or not earned or declared), before any of such assets shall be paid or distributed to holders of Common Stock or Class B Common Stock and if the assets of the Corporation shall be insufficient to pay the holders of all of the Preferred Stock then outstanding the entire amounts to which they may be entitled, the holders of each outstanding series of the Preferred Stock shall share ratably in such assets in proportion to the amounts which would be payable with respect to such series if all amounts payable thereon were paid in full.

             (4)  Redemption.

             Except as otherwise provided with respect to a particular series pursuant to Paragraph (1), the following general redemption provisions shall apply to each series of Preferred Stock (hereinafter in this Paragraph referred to as "Series").

             On or prior to the date fixed for redemption of a particular Series as specified in the notice of redemption for said Series, the Corporation shall deposit adequate funds for such redemption, in trust for the account of holders of the Series to be redeemed, with a bank having trust powers or a trust company in good standing, organized under the laws of the United States of America or any state of the United States of America and having capital, surplus and undivided profits aggregating at least $1,000,000, and if the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account shall have been stated in such notice of redemption, then from and after the mailing of such notice and the making of such deposit the shares of the Series called for redemption shall no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to the Corporation shall forthwith cease and terminate except only the right of the holders of such shares (a) to transfer such shares prior to the date fixed for redemption,
   (b) to receive out of said deposit the redemption price of such shares together with accrued but unpaid dividends with respect to Preferred Stock entitled to cumulative dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed, and (c) to exercise, on or before the date fixed for redemption, the privileges of conversion, if any, not theretofore expired.

             Such deposit in trust shall be irrevocable except that (1) any moneys so deposited by the Corporation which shall remain unclaimed by the holders of the Series called for redemption and not converted shall, at the end of six years after the date fixed for redemption, be paid to the Corporation upon its request, after which repayment the holders of the shares so called for redemption shall no longer look to the said bank or trust company for the payment of the redemption price but shall look only to the Corporation or to others, as may be, for the payment of any lawful claim for such moneys which holders of said shares may still have; and (2) any portion of the moneys so deposited by the Corporation, in respect of shares of the Series converted into Common Stock, shall be repaid to the Corporation upon its request.

             (5)  Conversion Rights.

             Except as otherwise provided with respect to a particular Series pursuant to Paragraph (1), the following general conversion provisions shall apply to each Series of Preferred Stock which is convertible into Common Stock (hereinafter, in this paragraph, referred to as "Convertible Series"):

             (i) All shares of Common Stock issued upon conversion shall be fully paid and nonassessable, and shall be free of all taxes, liens and charges with respect to the issue thereof except taxes payable by reason of issuance in a name other than that of the holder of the share or shares converted and except with respect to wage claims of employees as provided by Section 180.0622(2)(b) of the WBCL.

             (ii) The number of shares of Common Stock issuable upon conversion of a particular Convertible Series at any time shall be the quotient obtained by dividing the aggregate conversion value, as herein provided, of the shares of that Convertible Series surrendered for conversion, by the conversion price per share of Common Stock then in effect for that Convertible Series as herein provided. The Corporation shall not be required, however, upon any such conversion, to issue any fractional share of Common Stock, but in lieu thereof the Corporation may at its option issue scrip therefor or may pay to the shareholder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share at the rate of the then market value per share of the Common Stock determined in such manner as the Board of Directors of the Corporation may provide.

             (iii) The basic conversion price per share of Common Stock for a particular Convertible Series, as provided for herein under the detailed descriptions of the individual Convertible Series, shall be subject to adjustment as follows:

                  (aa) An increased conversion price per share of
             Common Stock shall become effective whenever the outstanding shares of Common Stock shall be combined into a smaller number of shares. Such increased conversion price per share of Common Stock shall be computed as follows: (1) separately, for each Convertible Series, multiply the total number of shares of Common Stock outstanding immediately prior to the decrease in the number of such shares through such combination, by the conversion price then in effect for each Convertible Series; (2) divide each of the resulting products by the total number of shares of Common Stock outstanding immediately after such decrease in the number of shares through such combination. The quotients so obtained (if not evenly divisible by fifty cents then rounded up to the next full multiple of fifty cents) shall thereafter, until any further change is required under the provisions of this subparagraph (5) be respectively the conversion price per share of Common Stock for each Convertible Series;

                  (bb) A reduced conversion price per share of
             Common Stock shall become effective for any Convertible Series whenever the Corporation shall issue any "Additional Shares of Common Stock" (as defined in Paragraph (A)(5)(iii)(cc) of this Article) after the effective date of the amendment to the Articles of Incorporation which designated such Convertible Series (hereinafter in this subparagraph referred to as the "Effective Date"), which results in the Corporation having received in the aggregate a consideration per share of less than the conversion price for such Convertible Series for all of the shares of Common Stock issued after the Effective Date. Such reduced conversion price per share of Common Stock shall be computed as follows: (1) separately, for each Convertible Series, multiply the total number of shares of Common Stock outstanding on the Effective Date by the conversion price for each Convertible Series then in effect; (2) to these products separately, for each Convertible Series, add the total amount of the consideration, if any, received for the issuance of all Additional Shares of Common Stock; (3) divide the resulting sums by the total number of shares of Common Stock outstanding immediately prior to any such determination. The quotients so obtained shall thereafter, until any further change is required under the provisions of this subparagraph (5), be the respective conversion prices per share of Common Stock for each Convertible Series; provided, however, that no adjustment shall be made in the conversion price of any Convertible Series in effect immediately prior to such determination if the amount of such adjustment would be less than fifty cents, but, in any such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which together with any other adjustment or adjustments so carried forward shall amount to not less than fifty cents. No upward adjustment to the conversion price shall be made if the above-described quotients should be higher than the conversion price to be adjusted as a result of the Corporation having received a consideration per Additional Share of Common Stock on the aggregate of all Additional Shares of Common Stock which is higher than the conversion price to be adjusted.

                  (cc) The term "Additional Shares of Common Stock"
             as used in this subparagraph (A)(5) includes all shares of Common Stock which the Corporation shall in any manner issue after the Effective Date of a Convertible Series except shares of Common Stock issued (1) upon the conversion of any shares of such Convertible Series, or (2) upon the exercise of any warrants, options or conversion rights outstanding on the date of issuance of such Convertible Series whether at the initial conversion price, an adjusted conversion price or a voluntarily reduced conversion price pursuant to Paragraph (A)(5)(x) of this Article, or (3) pursuant to any employee stock bonus plan or employee stock purchase plan approved by the shareholders, or (4) upon the exercise of any employee stock option granted pursuant to any plan approved by the shareholders, or (5) upon the conversion of any Preferred Stock issued in connection with any such employee stock bonus, stock purchase and/or stock option, or by reason of the issuance or assumption by the Corporation of any such stock bonus, stock purchase and/or option, or (6) pursuant to a stock dividend authorized by the Board of Directors of not more than 5% per annum of the number of shares outstanding at the time such stock dividend is declared, or (7) upon the conversion of any shares of Class B Common Stock, or (8) in connection with the acquisition, or upon the exercise of, any warrants, options or conversion rights granted or assumed by the Corporation in connection with an acquisition. As used herein, "acquisition" shall be construed as any transaction in which the Corporation acquires substantially all the assets of another business, or acquires 50% or more of the outstanding stock of another corporation or is the surviving corporation in a statutory merger.

             (iv) In the event that the Corporation shall give notice of redemption of any shares of a particular Convertible Series, an adjusted conversion price shall be determined in respect only to the shares so called for redemption, in accordance with the provisions of clause (iii), except that for the purpose of such determination, Common Stock shall be deemed to have been issued in accordance with the terms of all rights to purchase shares of Common Stock or securities convertible into shares of Common Stock which may be outstanding immediately prior to the close of business on the date next preceding the date upon which notice of redemption is given, but which were not outstanding on the date of issuance of the Convertible Series so called for redemption. The conversion price so determined shall be stated in the notice of redemption and have no application to any shares other than the shares so called for redemption.

             (v) For the purpose of making the computations prescribed above, the following rules shall apply:

                  (aa) In determining the consideration received
             for the issuance of any Additional Shares of Common Stock, no deductions shall be made for the amounts of any commissions or other expenses paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance of such Additional Shares of Common Stock.

                  (bb) In case Common Stock shall be issued by way
             of stock dividend or in subdivision or
             reclassification of Common Stock outstanding prior to such issue, the excess of the number of shares of Common Stock outstanding immediately thereafter over the number of shares of Common Stock outstanding immediately prior thereto (except such shares issued as stock dividends which do not in the aggregate during any fiscal year of the Corporation exceed 5% of the Common Stock outstanding at the beginning of such fiscal year) shall be deemed to be Additional Shares of Common Stock, and the Corporation shall be deemed to have received no consideration for the issuance thereof.

                  (cc) If the Corporation issues any shares
             convertible into Common Stock, or any obligations so convertible, or any warrants to purchase or subscribe for any shares of Common Stock and if any of such shares or obligations be converted into Common Stock or if any of such warrants be exercised and Common Stock be issued in connection with such exercise, the Corporation shall be deemed to have received for the Common Stock issued upon such conversion or exercise an aggregate consideration equal to the consideration received by the Corporation for the convertible shares or obligations so converted or for the warrants so exercised (before deducting any commissions or other expenses paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance of the convertible shares or obligations so converted or the warrants so exercised) plus, in the case of the issuance of Common Stock in connection with the exercise of warrants, the consideration received by the Corporation for the issuance of Common Stock upon such exercise; provided, however, that adjustments of the conversion price by reason of the conversion of such shares or obligations or by reason of the exercise of such warrants need not be made upon each such conversion or exercise but may be made from time to time under such reasonable regulations as shall be provided by the Board of Directors but at least once in each month immediately following any calendar month during which any such conversion or exercise shall occur, and provided further that no adjustment to any conversion price shall be required under the circumstances outlined under Paragraph
             (A)(5)(iii)(cc) above.

                  (dd) If the Corporation shall issue any
             Additional Shares of Common Stock, or any shares convertible into Common Stock, or any obligations, so convertible, or any warrants to purchase or subscribe for any shares of Common Stock for a consideration other than cash, the amount of the consideration received therefor by the Corporation shall be deemed to be the fair value of such consideration, which shall be determined by the Board of Directors at or before the time of issuance of such shares or obligations.

             (vi) If the Corporation shall be consolidated with or merged into, or sell or dispose of all or substantially all of its property and assets, to any other corporation, proper provision shall be made as part of the terms of such consolidation, merger or sale that the holder of any shares of a particular Convertible Series at the time outstanding shall thereafter be entitled to such conversion rights with respect to securities and other assets of the Corporation resulting from such consolidation, merger or sale as shall be substantially equivalent to the conversion rights herein granted.

             (vii) No adjustment with respect to dividends upon any Convertible Series or with respect to dividends upon Common Stock shall be made in connection with any conversion.

             (viii) Whenever there is an issue of Additional Shares of Common Stock of the Corporation requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a Convertible Series, the Corporation shall file with its transfer agent or agents and at its principal office in Milwaukee, Wisconsin, a statement signed by the President or a Vice President and by the Treasurer or Assistant Treasurer of the Corporation, describing specifically such issue of Additional Shares of Common Stock or such other event (and, in the case of a consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever there are issued by the Corporation any options or rights to purchase shares of Common Stock or securities convertible into shares of Common Stock, and such issuance requires a change in the conversion price as above provided, the Corporation shall also file in like manner a statement describing the same and the consideration receivable by the Corporation therefrom. The statement so filed shall be open to inspection by any holder of record of shares of any Convertible Series. Upon the request of the Corporation, the transfer agent or agents shall mail copies of such statement, or brief summaries thereof, (first class and postage prepaid) to each holder of record of shares of all Convertible Securities affected by the statement at the last address of such holders appearing upon the books of the Corporation. Upon failure of a holder to object to the statement and the computations therein within a period of 90 days from the date of such mailing, the statement and the computations therein shall be conclusively presumed correct as to such holder and shall be binding upon the holder, his heirs, representatives and assigns. Failure or delay of any holder of the Convertible Series so affected to receive such statement shall not extend the period within which objections thereto may be raised.

             (ix) The Corporation shall at all times have authorized and shall at all times reserve and set aside a sufficient number of duly authorized shares of Common Stock for the conversion of all stock of all Convertible Series then outstanding. Upon or prior to the occurrence of any event which may give rise to a change in the conversion price per share of Common Stock, the Corporation shall make adequate provision so that shares of Common Stock thereafter issued on conversion of shares of each Convertible Series shall be validly issued, fully paid and nonassessable (except as provided in Section 180.0622(b)(2) of the WBCL); and the Corporation shall make appropriate provisions so that any issue of Common Stock or of any other class of shares of the Corporation as a dividend on, or in subdivision or reclassification of, Common Stock, shall be made applicable to shares of Common Stock held for conversion of each Convertible Series at the time such shares of Common Stock shall be issued upon such conversion.

             (x) The Corporation shall have the right, at any time and from time to time, to reduce the conversion price of one or more Convertible Series then in effect by an amount not in excess of 20% of the then conversion price for such period or periods of time of not less than 30 days nor more than 180 days as the Board of Directors of the Corporation may determine. In each such event, an officer of the Corporation shall prepare and execute a certificate stating (aa) that the Corporation has elected to reduce the conversion price of one or more Convertible Series, (bb) that such election is irrevocable during the period referred to hereinafter in clause (cc), and
        (cc) the period during which such reduced conversion price or prices shall be in effect. The certificate shall be filed with the transfer agent or agents and either a brief summary of the provisions of such certificate or a copy of such certificate shall be mailed by the Corporation, first class, postage prepaid, at least 10 days prior to the date fixed for the commencement of any period in which the reduced conversion price or prices is to be in effect, to the registered holders of the Convertible Series so affected at their last address as it shall appear upon the books of the Corporation. Failure or delay of any holder of the Convertible Series so affected to receive such certificate by mail, or any defect therein, shall not affect the validity of, or the reduction of the conversion price nor extend the period thereof.

             (6)  Reissuance of Shares.

             Shares of Preferred Stock which have been redeemed or purchased or retired through the operation of a purchase, retirement or sinking fund or which have been converted into shares of any other class or classes of stock of the Company shall thereafter have the status of authorized but unissued shares of Preferred Stock of the Corporation and may thereafter be reissued as part of the same or any other series.

        (B) POWERS, RIGHTS AND LIMITATIONS OF THE COMMON STOCK AND THE CLASS B COMMON STOCK.

             (1)  Voting Rights and Powers.

             With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class B Common Stock shall vote together as a single class, and every holder of any outstanding shares of Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Common Stock standing in the holder's name on the stock transfer records of the Corporation, and every holder of any outstanding shares of Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his name on the stock transfer records of the Corporation; provided that, with respect to any proposed amendment to these Articles of Incorporation which would increase or decrease the number of authorized shares of either the Common Stock or the Class B Common Stock, increase or decrease the par value of the shares of the Common Stock or the Class B Common Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or the Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided.

             (2)  Dividends and Distributions.

             (a) Cash Dividends. Subject to the rights of the holders of the Preferred Stock, as and when cash dividends may be declared from time to time by the Board of Directors, the cash dividend payable with respect to each share of the Common Stock shall in all cases, subject to rounding as hereinafter provided, be in an amount equal to one hundred ten percent (110%) of the amount of the cash dividend payable with respect to each share of the Class B Common Stock. For purposes of calculating the cash dividend to be paid on the Common Stock, the amount of the cash dividend declared and payable with respect to the Class B Common Stock shall be determined first and thereafter the cash dividend payable with respect to the Common Stock shall be determined in accordance with the formula set forth above, provided that such dividend may be rounded up to the next highest half cent. The premium accorded holders of Common Stock shall not extend to distributions declared by the Board of Directors to be in connection with the partial or complete liquidation of the Corporation or any of its subsidiaries.

             (b) Other Dividends and Distributions. Each share of Common Stock and Class B Common Stock shall be equal in respect of rights to dividends (other than those payable in cash) and distributions (including distributions declared by the Board of Directors to be in connection with the partial or complete liquidation of the Corporation or any of its subsidiaries) when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation other than the Preferred Stock, including distributions pursuant to stock split-ups or divisions, which occur after the initial issuance of the Class B Common Stock as described in Paragraph (B)(5)(a) of this Article, only shares of Common Stock shall be distributed with respect to the Common Stock and only shares of Class B Common Stock shall be distributed with respect to the Class B Common Stock.

             (3)  Restrictions on Transfer of the Class B Common Stock.

             (a) No beneficial owner (as hereinafter defined) of shares of Class B Common Stock (hereinafter referred to as a "Class B Shareholder") may transfer, and the Corporation shall not register the transfer of, shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class B Shareholder. A "Permitted Transferee" shall be defined as (i) the Class B Shareholder; (ii) the spouse of the Class B Shareholder; (iii) any parent and any lineal descendant (including any adopted child) of any parent of the Class B Shareholder or of the Class B Shareholder's spouse; (iv) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing "Permitted Transferees"; (v) the trustee of a trust (including a voting trust) principally for the benefit of such Class B Shareholder and/or any of his or her Permitted Transferees; and (vi) any corporation, partnership or other entity if a majority of the beneficial ownership thereof is held by the Class B Shareholder and/or any of his or her Permitted Transferees. For the purpose of this Paragraph (3) the term "beneficial owner(s)" of any shares of Class B Common Stock shall mean a person or persons who, or entity or entities which, have or share the power, either singly or jointly, to direct the voting or disposition of such shares.

             (b) Notwithstanding anything to the contrary set forth herein, any Class B Shareholder may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Paragraph (3). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

             (c) Any purported transfer of shares of Class B Common Stock not permitted hereunder shall be void and of no effect. The purported transferee shall have no rights as a shareholder of the Corporation and no other rights against, or with respect to, the Corporation, except the right to receive shares of Common Stock upon the conversion of his shares of Class B Common Stock into shares of Common Stock. The Corporation may, as a condition to the transfer or the registration of a transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is Permitted Transferee.

             (d) The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Paragraph (3).

             (e) Shares of Class B Common Stock shall be registered in the name(s) of the beneficial owner(s) thereof and not in "street" or nominee name.

             (4)  Conversion of the Class B Common Stock.

             (a) Each share of Class B Common Stock may at any time or from time to time, at the option of the respective holder thereof, be converted into one (1) fully paid and nonassessable share of Common Stock (subject to Section 180.0622(2)(b) of the WBCL). Such conversion right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation), or if an agent for the registration or transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being referred to in this Article as the "Transfer Agent") then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by the instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Paragraph (4)(e), below.

             (b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Paragraph (4)(a), above, and the payment in cash of any amount required by the provisions of Paragraphs (4)(a) and (4)(e), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to, or upon the written order of, the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer records of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer records are open.

             (c) No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend or distribution due on such date.

             (d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any Federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issue, be fully paid and nonassessable, except as provided in Section 180.0622(2)(b) of the WBCL, and not subject to any preemptive rights.

             (e) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

             (f) When the number of outstanding shares of Class B Common Stock falls below two percent (2%) of the aggregate number of shares of Common Stock and Class B Common Stock then outstanding, the outstanding shares of Class B Common Stock shall be deemed without further act on anyone's part to be immediately and automatically converted into shares of Common Stock, and stock certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock.

             (5)  Issuance of the Class B Common Stock.

             (a) Initial Issuance. One share of Class B Common Stock shall be initially issued for each outstanding share of Class B Common Stock, par value one dollar ($1) per share, of The Marcus Corporation, a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated August 13, 1992, by and between the Corporation and The Marcus Corporation.

             (b) Subsequent Issuance. Following the initial issuance, the Board of Directors may only issue shares of the Class B Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Class B Common Stock and only to the then holders of the outstanding shares of the Class B Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Common Stock. Except as provided in this subparagraph (b), the Corporation shall not issue additional shares of Class B Common Stock after the initial issuance of Class B Common Stock, as described in Paragraph (B)(5)(a) of this Article, and all shares of Class B Common Stock surrendered for conversion shall be retired, unless otherwise approved by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Class B Common Stock entitled to vote, voting together as a single class, as provided in Paragraph (B)(1) of this Article. Notwithstanding the foregoing, the Board of Directors shall be permitted to make a one-time issuance of 299,547 shares of Class B Common Stock to Guest House Inn, Inc. ("GHI") in connection with the Agreement and Plan of Reorganization dated June 30, 1997, by and among the Corporation, GHI and the shareholders of GHI, in exchange for and cancellation of 299,547 shares of Class B Common Stock owned by GHI and, notwithstanding any other provision of these Articles of Incorporation (including particularly Section (B)(3) of this Article 2), the shareholders of GHI on June 30, 1997 shall be "Permitted Transferees" of the shares of Class B Common Stock issued to GHI.

                                    ARTICLE 3

                               Board of Directors

             The number of initial directors constituting the Corporation's initial Board of Directors shall be seven (7) and thereafter such number as is fixed from time to time by, or in the manner provided in, the By-laws. At each annual meeting of shareholders, directors shall be chosen for a term of one year. Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and, if necessary, qualifies or until there is a decrease in the number of directors.

                                    ARTICLE 4

                           Registered Office and Agent

             The address of the registered office of the Corporation is 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53203, and the name of its registered agent at such address is Thomas F. Kissinger.